Exhibit 99.1

NEWS Priority Healthcare Corporation 250 Technology Park Lake Mary, FL 32746 (407) 804-6700 Fax (407) 804-5675

FOR RELEASE 7/29/05 @ 7:00 A.M. EASTERN

PRIORITY HEALTHCARE ANNOUNCES SECOND QUARTER RESULTS – RECORD QUARTERLY SALES

Lake Mary, FL, July 29, 2005 – Priority Healthcare Corporation (Nasdaq: PHCC) reported results for the second quarter ended July 2, 2005.

For the second quarter, sales increased 29% to $567 million, compared to the second quarter of 2004. Excluding transaction costs, net earnings were $11.8 million and diluted earnings per share were $.27. Including transaction costs, net earnings were $11.4 million and diluted earnings per share were $.26. Transaction costs associated with the Company’s pending acquisition by Express Scripts, Inc. (Nasdaq: ESRX) and another transaction that was not consummated were $575,000, or $.01, per diluted share.

“This is an exciting time in the history of Priority Healthcare. Our recently announced transaction with Express Scripts will strengthen and broaden the specialty offering for both companies to maximize the tremendous opportunities on the horizon in our industry,” stated Steve Cosler, President and Chief Executive Officer.

Mr. Cosler continued, “We are pleased with our record sales for the second quarter and the progress we have made with many of our new initiatives. Our strong sales performance was led by ophthalmology, nephrology, ambulatory surgery, primary care and the start-up of the Aetna Specialty Pharmacy.”

“Our new initiatives should be strong future contributors to our performance. We are very pleased with the response we have received to our new relationship with Serono in infertility and believe it will be a key impetus to new marketshare growth in that disease state. The Aetna Specialty Pharmacy is progressing with the exception of products that are either in short supply or not available due to exclusivity agreements with other providers. Our integration of Spectracare into our Integrity Healthcare specialty infusion platform is going well and should be completed in the third quarter. Finally, our new logistics service center in Columbus, OH is performing very well for our initial customer and we look forward to pursuing other opportunities to leverage our infrastructure.”

In commenting on certain financial aspects of the quarter, Steve Saft, Chief Financial Officer, stated, “Our 29% sales increase for the quarter was driven by 23% organic sales growth. Our gross profit increased 10 basis points to 11.1%, sequentially, from the first quarter. SG&A expense, which excludes transaction costs, decreased by 20 basis points to 7.2%, sequentially, from the first quarter, primarily driven by the ramp up of the Aetna Specialty Pharmacy.”

Mr. Saft continued, “Our balance sheet remains strong with $26 million in cash and marketable securities, offset by $70 million drawn on our line of credit. During the quarter we invested $22 million in the acquisition of Spectracare and $7 million to fund additional working capital for the Aetna Specialty Pharmacy. Cash flow from operations was a use of cash of $18 million for the second quarter. This was driven by additional working capital used in the start up of the Aetna Specialty Pharmacy, a temporary growth in inventory of $13 million and the increase in accounts receivable driven by strong growth in specialty distribution and specialty infusion, which was accelerated by the acquisition of Spectracare during the second quarter. Our trade DSO’s were 45 days, a decrease of one day from the first quarter. Our inventory turns were 15, in line with the first quarter. Return on committed capital and invested capital for the quarter were strong at 30% and 18%, respectively, which we believe is among the highest in the industry.”

Mr. Cosler concluded, “We continue to have success with limited distribution products. We are pleased to have been selected by Bayer as one of the limited network specialty pharmacies that will distribute Viadur®. Viadur is indicated in the palliative treatment of advanced prostate cancer. We have now added seven limited distribution products this year and are on track to achieve our goal of 10 for 2005. Along with our new initiatives, these new products are a strong foundation for our future growth.”

About Priority Healthcare Corporation

Priority Healthcare is the premier healthcare services company providing innovative, high quality and cost-effective solutions that enhance quality of life. As a national specialty pharmacy and distributor, Priority Healthcare provides biopharmaceuticals, complex therapies, related disease treatment programs and a portfolio of other service offerings for patients, payors, physicians and pharmaceutical manufacturers. The growing number of specialty areas serviced by Priority Healthcare include: oncology, gastroenterology, reproductive endocrinology, neurology, hematology, pulmonology, ophthalmology, rheumatology, endocrinology, infectious disease and nephrology, as well as ambulatory surgery centers. Additional information regarding Priority Healthcare is available online at www.priorityhealthcare.com.

Where to Find Additional Information

Priority plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders a Proxy Statement in connection with the proposed transaction with Express Scripts. Investors are urged to carefully read the Proxy Statement and any other relevant documents filed with the SEC when they become available, because they will contain important information about Priority and the proposed merger. The Proxy Statement will be mailed to the shareholders of Priority prior to the shareholder meeting. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement, when it becomes available, and other documents filed by Priority with the SEC, at the Web site maintained by the SEC at www.sec.gov. These documents may also be accessed and downloaded for free from Priority’s Web site at www.priorityhealthcare.com, or copies may be obtained, without charge, by directing a request to Chief Financial Officer, Priority Healthcare Corporation, 250 Technology Park, Lake Mary, Florida 32746, (407) 804-6700.

Participants in the Solicitation

Priority and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Priority in connection with the proposed transaction. Information regarding Priority’s directors and executive officers is contained in Priority’s proxy statement relating to its 2005 annual meeting of shareholders, which was filed with the SEC on April 8, 2005. Additional information regarding the interests of participants in the solicitation will be set forth in the Proxy Statement filed with the SEC in connection with the proposed transaction.

Safe Harbor Statement

Certain statements included in this press release, which are not historical facts, are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent our expectations or beliefs and involve certain risks and uncertainties, including those described in our public filings with the United States Securities and Exchange Commission; also including, but not limited to, changes in interest rates, competitive pressures, changes in customer mix, changes in third party reimbursement rates, financial stability of major customers, changes in government regulations or the interpretation of these regulations, changes in supplier relationships, growth opportunities, cost savings, revenue enhancements, synergies and other benefits anticipated from acquisition transactions, difficulties relative to integrating acquired businesses, the accounting and tax treatment of acquisitions, and asserted and unasserted claims, which could cause actual results to differ from those in the forward-looking statements. The forward-looking statements by their nature involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

For further information:

Stephen Saft, Chief Financial Officer

(407) 804-6700

PRIORITY HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(000’s omitted, except share data)

(unaudited)

	Six-month period ended July 2, 2005	Six-month period ended July 3, 2004	Three-month period ended July 2, 2005	Three-month period ended July 3, 2004
Net sales	$1,053,342	$839,695	$566,601	$438,452
Cost of products sold	937,127	750,815	503,733	392,585

Gross profit	116,215	88,880	62,868	45,867

Selling, general and administrative expense	76,844	45,572	40,648	23,414
Restructuring charge	—	1,317	—	1,317
Transaction costs	575	—	575	—
Depreciation and amortization	5,476	2,799	2,861	1,430

Earnings from operations	33,320	39,192	18,784	19,706

Interest income	168	369	46	163
Interest expense	(1,336)	(196)	(699)	(164)
Minority interest	1,793	(163)	293	(85)

Earnings before income taxes	33,945	39,202	18,424	19,620

Provision for income taxes	12,900	14,799	7,002	7,456

Net earnings	$21,045	$24,403	$11,422	$12,164

Earnings per share:
Basic	$.48	$.56	$.26	$.28
Diluted	$.47	$.56	$.26	$.28
Weighted average shares outstanding:
Basic	43,812,618	43,305,603	43,844,902	43,288,606
Diluted	44,409,470	43,926,991	44,375,597	43,797,690

RECONCILIATION OF NET EARNINGS TO NET EARNINGS, EXCLUDING TRANSACTION COSTS AND RESTRUCTURING CHARGE
	Six-month period ended July 2, 2005	Six-month period ended July 3, 2004	Three-month period ended July 2, 2005	Three-month period ended July 3, 2004
Net earnings	$21,045	$24,403	$11,422	$12,164

Transaction costs, net of applicable income taxes	357	—	357	—
Restructuring charge, net of applicable income taxes	—	817	—	817

Net earnings, excluding items	$21,402	$25,220	$11,779	$12,981

Earnings per share, excluding items:
Basic	$.49	$.58	$.27	$.30
Diluted	$.48	$.57	$.27	$.30

The costs and charges included in the above non-GAAP measures that are discussed in the press release were outside the normal course of company operations. The non-GAAP measures are used by management in assessing the Company’s on-going performance because the costs and charges were not a component of recurring operations. Management also believes investors will have a better understanding of the ongoing business if the results of operations are presented without the costs and charges. Thus, we have included a separate presentation of the results.

PRIORITY HEALTHCARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(000’s omitted)

	(unaudited) July 2, 2005	January 1, 2005
Cash and cash equivalents	$20,470	$45,465
Marketable securities	5,454	17,289
Receivables, net	325,655	244,730
Finished goods inventory	131,122	112,616
Other current assets	39,112	36,457
Fixed assets, net	62,337	48,209
Other assets	179,946	164,627

Total assets	$764,096	$669,393

Current liabilities	$237,635	$200,875
Line of credit	70,400	40,290
Long-term debt	—	—
Other liabilities	9,714	9,714
Minority interest	25,818	23,212
Shareholders’ equity	420,529	395,302

Total liabilities and shareholders’ equity	$764,096	$669,393